UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007 (June 22, 2007)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Nominating and Governance Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of Tredegar Corporation (the “Corporation”), at its June 22, 2007 meeting, reviewed the compensation paid to non-employee directors for serving on the Board. Due to the additional time directors are spending performing their duties, the Governance Committee approved certain increases in such compensation. The compensation increases will become effective as of July 1, 2007, with payments to be made on and after September 30, 2007.

The Governance Committee eliminated all meeting fees and established an all retainer method of compensation. Non-employee directors and committee members will receive the following annual retainers, payable in equal quarterly installments in arrears:

Non-Employee Director	$50,000
Chairman of the Board	$20,000
Chairman of the Audit Committee	$14,000
Non-Chair Member of the Audit Committee	$ 7,500
Chairman of the Executive Compensation Committee	$ 9,000
Non-Chair Member of the Executive Compensation Committee	$ 5,000
Chairman of the Nominating and Governance Committee	$ 6,000
Non-Chair Member of the Nominating and Governance Committee	$ 3,000
Member of the Executive Committee	$ 4,500
Member of the Investment Policy Committee	$ 625

The retainer paid to non-employee directors will be paid $30,000 in cash and $20,000 in the form of a stock award. The stock award will be determined based on the closing price of the Corporation’s common stock on the New York Stock Exchange on the date of grant, will not be subject to any vesting conditions and will be freely transferable. Should any director’s attendance at board or committee meetings fall below 80% of the meetings scheduled during a calendar year, however, such director’s annual board retainer and, in the case of a committee member, such director’s committee retainer, will be pro rated to reflect such attendance.

In addition, the Governance Committee determined that should situations arise that require significant additional investments of time and effort over and above the routine duties of the Board, the Governance Committee may, in its discretion, award additional compensation to those directors required to put forth such additional time and effort.

Non-employee directors will be reimbursed for out of pocket expenses incurred in connection with attending Board and committee meetings. Employee members of the Board are not paid separately for their service on the Board.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

At its June 22, 2007 meeting, the Executive Compensation Committee of the Board (the “Compensation Committee”) of the Corporation approved two grants of performance units under the 2004 Equity Incentive Plan (the “Plan”) to Nancy M. Taylor. The Compensation Committee

established 2007 financial performance targets for the first performance unit award based on an economic profit added metric for the Corporation’s Film Products division whereby Ms. Taylor is eligible to receive either 6,000 shares of the Corporation’s common stock or 3,000 shares of the Corporation’s common stock depending on whether pre-established performance criteria for 2007 are satisfied. If the performance criteria for 2007 are satisfied, the shares will vest on June 30, 2008. If the performance threshold is not achieved, there will be no award. A copy of the form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions for this grant is attached hereto as Exhibit 10.22.

For the second performance unit award, the Compensation Committee established 2008 financial performance targets based on an economic profit added metric for the Corporation’s Film Products division whereby Ms. Taylor is eligible to receive 15,000 shares of the Corporation’s common stock, 12,000 shares of the Corporation’s common stock or 9,000 shares of the Corporation’s common stock depending on whether pre-established performance criteria for 2008 are satisfied. If the achievement of the performance criteria falls between the threshold and midpoint or between the midpoint and maximum, the shares awarded will be determined ratably. If the performance threshold is not achieved, there will be no award. If the performance criteria for 2008 are satisfied, the shares will vest on June 30, 2009. A copy of the form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions for this grant is attached hereto as Exhibit 10.23.

The Compensation Committee also approved grants of performance unit awards under the Plan to the other named executive officers of the Corporation, other than John D. Gottwald and Ms. Taylor, and established 2008 financial performance targets for these performance unit awards based on an economic profit added metric for the Corporation. The named executive officers are eligible to receive the following number of shares of the Corporation’s common stock if certain pre-established performance criteria for 2008 are satisfied:

	Minimum	Midpoint	Maximum
D. Andrew Edwards	6,750	9,000	11,250
Larry J. Scott	5,625	7,500	9,375
McAlister C. Marshall, II	5,625	7,500	9,375

If the achievement of the performance criteria falls between the threshold and midpoint or between the midpoint and maximum, the shares awarded will be determined ratably. If the performance threshold is not achieved, there will be no award. If the performance criteria for 2008 are satisfied, the shares will vest on June 30, 2009. A copy of the form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions for this grant is attached hereto as Exhibit 10.23

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.22	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions (2007 EPA)

10.23	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions (2008 EPA)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: June 26, 2007	By: /s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.22	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions (2007 EPA)

10.23	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions (2008 EPA)